UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2007

Viva International, Inc.
(Exact name of Registrant as specified in charter)

Nevada	0-30440	22-3537927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

954 Business Park Drive, Traverse City, MI	49686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (231) 946-4343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2007, Viva International, Inc. (the “Company”) and Westminster Securities Corp. (“Westminster”) entered into an engagement agreement (the “Agreement”) under which Westminster will act as exclusive placement agent for the Company to secure, on a best efforts basis, up to Six million dollars ($6,000,000) in equity and/or debt financing (the “Financing”). In exchange for Westminster’s services as placement agent, the Company shall provide to Westminster a cash fee equal to ten percent (10%) of the gross proceeds raised in the contemplated Financing and warrants to purchase an amount common stock equivalent to 10% of any common stock issued to investors pursuant to the Financing.

Additionally, the Agreement provides Westminster with the right to act at the Company’s exclusive agent for debt and equity placements through March 31, 2007. In the event that Westminster assists the Company in securing a specified level of Financing prior to March 31, 2007, the Company agrees to extend the period of exclusivity through June 30, 2007, with a further extension of exclusivity through June 30, 2008, if Westminster assists the Company in securing a specified additional-level of Financing prior to June 30, 2007.

The Company will also reimburse Westminster for its non-accountable expenses in connection with the Financing, not to exceed three percent (3%) of the gross proceeds of the Financing and shall reimburse Westminster for accountable fees, not to exceed Ten thousand dollars ($10,000).

Item 9.01 Financial Statements and Exhibits

EXHIBIT NUMBER	DESCRIPTION	LOCATION
10.8	Engagement Agreement between the Company and Westminster Securities Corp.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       VIVA INTERNATIONAL, INC.
(Company)

/s/_Calvin Humphrey_______________
By: Calvin Humphrey
Its: Chief Executive Officer
Date: January 26, 2007